EXHIBIT 10.3b
January 1, 2023

Dear Eric:
This letter agreement (“Agreement”) is entered into as of January 1, 2023 (“Effective Date”), and confirms the terms of the agreement KAR Auction Services, Inc. (“KAR”) and Eric M. Loughmiller (“you”) have reached with respect to consulting services to assist KAR in the transition of the chief financial officer role.
1.Services. You will provide certain consulting services related to the transition of the chief financial officer role (the “Services”). You agree that you are an independent contractor of KAR, and this Agreement will not be construed to create any association, partnership, joint venture, employment or agency relationship between you and KAR.
2.Fees. In consideration of the Services, KAR will pay you $5,000 a month during the term of this Agreement. Except for out-of-pocket expenses approved by KAR, you will be responsible for expenses you incur in connection with the Services. You will be responsible for the reporting and payment of all taxes arising out of your receipt of fees hereunder.
3.Term. The Agreement will terminate on June 30, 2023, unless sooner terminated by you or KAR in writing (email sufficient) by providing at least 30 days’ notice.
4.Confidentiality. You acknowledge that you will be granted access to certain trade secrets as well as other confidential, proprietary and/or non-public information of or regarding KAR or its subsidiaries (“Confidential Information”). Except as may be expressly authorized by KAR in writing, or as may be required by law after providing notice to KAR, you agree not to disclose any Confidential Information to any third party for as long as such information remains confidential (or as limited by applicable law). Pursuant to the federal Defend Trade Secrets Act of 2016, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to your attorney and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
Please indicate your agreement with the above terms by signing below.

Sincerely,
KAR Auction Services, Inc.
/s/ Peter J. Kelly
Peter Kelly, CEO

Accepted and agreed,

/s/ Eric M. Loughmiller
Eric M. Loughmiller